Exhibit 3(i)a

RESTATED ARTICLES OF INCORPORATION

OF

FPL GROUP, INC.

ARTICLE I

Name

        The name of the Corporation is FPL Group, Inc.

ARTICLE II

Purpose

        The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

ARTICLE III

Capital Stock

        Section 1.    Authorized Capital Stock.    The aggregate number of shares which the Corporation is authorized to issue is 400,000,000 shares, consisting of 100,000,000 shares of Serial Preferred Stock, $.01 par value, and 300,000,000 shares of Common Stock, $.01 par value.

        Section 2.    Serial Preferred Stock.    The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

A. The rate and manner of payment of dividends, if any;

B. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

C. The amount payable upon shares in the event of liquidation, dissolution or other winding up of the Corporation;

D. Sinking fund provisions, if any, for the redemption or purchase of shares;

E. The terms and conditions, if any, on which shares may be converted or exchanged;

F. Voting rights, if any; and

G. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Florida.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

        Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by law.

        Section 3.    Common Stock.    Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation, on all propositions before such meetings. Each share of Common Stock shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

        Section 4.    Certain Definitions.    For the purposes of these Articles:

        "Preferred Stock Designation" shall mean any designation of the preferences, limitations and rights of any series of Serial Preferred Stock made pursuant to Section 2 of this Article III.

        "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Each share of Voting Stock shall have the number of votes granted to it pursuant to this Article III or any Preferred Stock Designation.

ARTICLE IV

Board of Directors

        Section 1.    Number.    The number of directors of the Corporation shall be as set forth in the bylaws.

        Section 2.    Newly Created Directorships and Vacancies.    Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Section 3.    Removal.    A director may be removed by the majority vote of the entire Board of Directors. A director may also be removed by shareholders, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

        Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, the provisions of this Section 3 shall apply, in respect to the removal of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of Voting Stock voting together as a single class.

ARTICLE V

Action by Shareholders

        Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, the President or the Secretary of the Corporation, and shall be called upon the written request of a majority of the entire Board of Directors or the holder or holders of not less than a majority of all the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be presented at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

ARTICLE VI

Certain Business Combinations

        Section 1.    Vote Required for Certain Business Combinations.

        A.    Higher Vote for Certain Business Combinations.    In addition to any affirmative vote required by law or these Articles of Incorporation (including any Preferred Stock Designation), and except as otherwise expressly provided in Section 2 of this Article VI:

          (i)  any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

         (ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

        (iii)  the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

        (iv)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

         (v)  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        B.    Business Combination.    The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

        Section 2.    When Higher Vote is Not Required.    The provisions of Section 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Articles of Incorporation (including any Preferred Stock Designation) or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of the Corporation, solely in their respective capacities as shareholders of the Corporation, the condition specified in the following paragraph A is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs A and B are met:

        A.    Approval by Continuing Directors.    The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

        B.    Price and Procedure Requirements.    All of the following conditions shall have been met:

          (i)  Common Stock.    The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

         (a)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (l) within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

         (b)  the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher.

         (ii)  Voting Preferred Stock.    The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of shares of any other outstanding class of Voting Stock or any outstanding series thereof if shares of such class are issuable in series shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of Voting Stock):

                        (a)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

         (b)  the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

         (c)  the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        (iii)  The consideration to be received by holders of a particular class of outstanding Voting Stock or the holders of a particular series of a class thereof if shares of such class are issuable in series shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has previously paid for shares of such class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by the Interested Shareholder.

        (iv)  After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

         (v)  After such Interested Shareholder has become an Interested Shareholder, except as approved by a majority of the Continuing Directors, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (vi)  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        Section 3.    Certain Definitions.    For the purposes of this Article VI:

        A.    A "person" shall mean any individual, firm, corporation or other entity.

        B.    "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i)  is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

         (ii)  is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

        (iii)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        C.    A person shall be a "beneficial owner" of any Voting Stock:

          (i)  which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

         (ii)  which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii)  which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares at Voting Stock.

        D.    For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

        E.    "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1984.

        F.     "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        G.    "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

        H.    "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

        I.     In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Section 2 of this Article VI shall include the shares of Common Stock and/or the shares of any class or series of outstanding Voting Stock retained by the holders of such shares.

        Section 4.    Powers of the Board of Directors.    A majority of the directors the Corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph B of Section 2 of this Article VI have been met with respect to any Business Combination, and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

        Section 5.    No Effect on Fiduciary Obligations of Interested Shareholders.    Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

ARTICLE VII

Amendment of Articles of Incorporation and Bylaws

        Section 1.    Articles of Incorporation.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Article VII and the provisions of the first sentence of Section 3 of Article III, and Articles IV, V, and VI, may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of at least 75% of the then outstanding shares of Voting Stock, voting together as a single class; provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal unanimously recommended by the Board of Directors if all such directors are Continuing Directors as defined in Paragraph G of Section 3 of Article VI.

        Section 2.    Bylaws.    The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least 75% of the then outstanding Voting Stock, voting together as a single class.

*    *    *    *

        These Restated Articles of Incorporation were duly adopted by the Board of Directors of FPL Group, Inc. They only restate and integrate and do not further amend the provisions of the Corporation's Articles of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of these Restated Articles of Amendment.

        IN WITNESS WHEREOF, FPL Group, Inc. has caused these Restated Articles of Incorporation to be executed by its President and its Secretary on December 21, 1984.

FPL GROUP, INC.
By:	/s/ MARSHALL MCDONALD
Marshall McDonald, President
By:	/s/ ASTRID PFEIFFER
Astrid Pfeiffer, Secretary

STATE OF FLORIDA	)
	)	SS.
COUNTY OF DADE	)

        On December 21, 1984, Astrid Pfeiffer, Secretary of FPL Group, Inc., a Florida corporation, personally appeared before me and acknowledged the foregoing Restated Articles of Incorporation to be the act of said corporation.

/s/ MARGIE GARREN
Notary Public

STATEMENT OF RESOLUTION ESTABLISHING THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

FPL GROUP, INC.

————————

        Pursuant to the provisions of Section 607.047 of the Florida General Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series within the class of its Serial Preferred Stock, $.01 par value (the "Serial Preferred Stock"), and fixing and determining the relative rights and preferences thereof:

        1.     The name of the corporation is FPL Group, Inc. (the "Corporation").

        2.     The following resolutions, establishing and designating a series of Serial Preferred Stock, and fixing and determining the relative rights and preferences thereof, were duly adopted by the Board of Directors of the Corporation on June 16, 1986:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board")in accordance with the provisions of the Restated Articles of Incorporation, the Board of Directors hereby establishes a series of Serial Preferred Stock designated as Series A Junior Participating Preferred Stock, consisting of 1,500,000 shares.

        FURTHER RESOLVED, that the designation, preferences, limitations and relative and other rights of the Series A Preferred Stock are as follows:

        1.    Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        2.    Dividends and Distributions.

        (A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock or any similar stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share—by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        3.    Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  Except as otherwise provided herein, in any other Statement of Resolution establishing a series of Serial Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C)  Except as set forth, herein, holders of Series A Preferred Stock shall have no voting rights.

        4.    Certain Restrictions.

        (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

        (ii)   declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

        (iv)  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        5.    Reacquired Shares.    Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, in any other Statement of Resolution establishing a series of Serial Preferred Stock or any similar stock or as otherwise required by law.

        6.    Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        8.    Redemption.

        (A)  The shares of Series A Preferred Stock shall be redeemable at the option of the Corporation, as a whole or in part, at any time or from time to time after June 30, 1996, at a redemption price per share equal to the greater of (1) 100 multiplied by the Purchase Price (as such term is defined in the Rights Agreement, dated as of June 16, 1986, between the Corporation and The First National Bank of Boston (the "Rights Agreement")) and (2) the current per share market price (as such term is defined in the Rights Agreement) of the Series A Preferred Stock on the date of notice of redemption, plus, in either case, all accrued but unpaid dividends.

        (B)  In the event that fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed and the method for selection of those shares shall be on a pro rata or by lot basis as determined by the Board of Directors.

        (C)  In the event the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of the Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        (D)  Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the aforesaid redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (E)  Notwithstanding the foregoing provisions of this Section 8, if any dividends on the Series A Preferred Stock are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of the Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series and which complies with Section 4(A)(iv) hereof.

        9.    Rank.    The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of any class of the Corporation's Serial Preferred Stock or any similar stock that specifically provide that they shall rank prior to the Series A Preferred Stock. Nothing herein shall preclude the Board from creating any series of Serial Preferred Stock or any similar stock ranking on a parity with or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

        10.    Amendment.    The Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

        IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed in its name by the undersigned, thereunto duly authorized, June 27, 1986.

FPL GROUP, INC.
By:	/s/ J. L. HOWARD
J. L. Howard, Vice President & Treasurer
By:	/s/ J. E. MOORE
J. E. Moore, Assistant Secretary

STATE OF FLORIDA	)
	)	ss.
COUNTY OF DADE	)

        On June 27, 1986, J. E. Moore, Assistant Secretary of FPL Group, Inc., a Florida Corporation, personally appeared before me and acknowledged the foregoing Statement of Resolution to be the act of said corporation.

/s/ JANET E. PEREZ
Notary Public

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FPL GROUP, INC.

————————

I.

        The name of the corporation is FPL Group, Inc. (the "Corporation").

II.

        The Corporation hereby amends, pursuant to Section 607.0602(4) of the Florida Business Corporation Act, Section 1 of the second resolution of the Statement of Resolution Establishing the Series A Junior Participating Preferred Stock of FPL Group, Inc. ("Statement of Resolution," which Statement of Resolution constitutes an amendment to the Restated Articles of Incorporation of the Corporation) to read in its entirety as follows:

        "1.    Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock."

III.

        This Amendment was duly adopted by the Board of Directors of FPL Group prior to 1:00 p.m. on December 17, 1990 without shareholder approval which shareholder action was not required pursuant to Section 607.0602(4).

        IN WITNESS WHEREOF, FPL Group, Inc. has caused these Articles of Amendment to be executed on this 17th day of December, 1990.

FPL Group, Inc.
By:	/s/ J. L. HOWARD
J. L. Howard, Vice President and Treasurer

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION, AS AMENDED

OF

FPL GROUP, INC.

AMENDING AND RESTATING

THE STATEMENT OF RESOLUTION ESTABLISHING THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

FPL GROUP, INC.

        Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series within the class of its Serial Preferred Stock, $.01 par value (the "Serial Preferred Stock"), and fixing and determining the relative rights and preferences thereof:

1. The name of the corporation is FPL Group, Inc. (the "Corporation").

2. The following resolutions, establishing and designating a series of Serial Preferred Stock, and fixing and determining the relative rights and preferences thereof, were duly adopted by the Board of Directors of the Corporation on June 17, 1996, and amend and restate in its entirety the Statement of Resolution establishing the Series A Junior Participating Preferred Stock filed on July 1, 1986:

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") by the provisions of Article III of the Restated Articles of Incorporation, as amended, of the Corporation, the Board of Directors hereby establishes a series of Serial Preferred Stock designated as Series A Junior Participating Preferred Stock, consisting of 3,000,000 shares.

        FURTHER RESOLVED, that the designation, preferences, and relative and other rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

1. Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 3,000,000. Such number may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

2. Dividends and Distributions.

        (A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock or any similar stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of:

(a) $10, and

(b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either or which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (A)  Subject to the provision for adjustment hereinafter set forth, the holder of a whole or fractional share of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation on the basis of 100 votes for each whole share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  Except as otherwise provided herein, in the terms of any other series of Serial Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C)  Except as otherwise provided herein, or in the Restated Articles of Incorporation, as amended, of the Corporation, or by law, holders of Series A Preferred Stock shall have no special voting rights.

4. Certain Restrictions.

        (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

        (iv)  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares.    Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, in any amendment to the Restated Articles of Incorporation establishing a series of Serial Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding prior to such event.

8. Redemption.

        (A)  The shares of Series A Preferred Stock shall be redeemable at the option of the Corporation, as a whole or in part, at any time or from time to time after June 30, 2006, at a redemption price per share equal to the greater of (1) 100 multiplied by the Purchase Price (as such term is defined in the Rights Agreement, dated as of July 1, 1996, between the Corporation and The First National Bank of Boston, as Rights Agent (the "Rights Agreement")) and (2) the current per share market price (as such term is defined in the Rights Agreement) of the Series A Preferred Stock on the date of notice of redemption, plus, in either case, all accrued but unpaid dividends.

        (B)  In the event that fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed and the method for selection of those shares shall be on a pro rata or by lot basis as determined by the Board of Directors.

        (C)  In the event the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the name appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of the Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        (D)  Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the aforesaid redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (E)  Notwithstanding the foregoing provisions of this Section 8, if any dividends on the Series A Preferred Stock are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of the Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series and which complies with Section 4(A)(iv) hereof.

9. Rank.    The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of any class of the Corporation's Serial Preferred Stock or any similar stock that specifically provide that they shall rank prior to the Series A Preferred Stock. Nothing herein shall preclude the Board from creating any series of Serial Preferred Stock or any similar stock ranking on a parity with or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

10. Amendment.    The Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

        IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed in its name by the undersigned, thereunto duly authorized, on June 27, 1996.

FPL GROUP, INC.
By:	/s/ DENNIS P. COYLE
Dennis P. Coyle General Counsel and Secretary

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

FPL GROUP, INC.

        1.     The name of the corporation is FPL Group, Inc. (the "Corporation").

        2.     The text of Section 1 of Article III of the Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

        Section 1.    Authorized Capital Stock.    The aggregate number of shares which the Corporation is authorized to issue is 500,000,000 shares, consisting of 100,000,000 shares of Serial Preferred Stock, $.01 par value, and 400,000,000 shares of Common Stock, $.01 par value.

        3.     Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, these Articles of Amendment to the Restated Articles of Incorporation were approved at a meeting of the board of directors of the Corporation duly held on February 13, 2004, and were approved at a meeting of the shareholders of the Corporation duly held on May 21, 2004. The number of votes cast in favor of these Articles of Amendment by the shareholders was sufficient for approval.

        IN WITNESS WHEREOF, the undersigned duly-authorized officer of the Corporation has executed these Articles of Amendment as of this 26th day of May, 2004.

FPL GROUP, INC.
By:	/s/ DENNIS P. COYLE
Dennis P. Coyle General Counsel and Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

FPL GROUP, INC.

        1.     The name of the corporation is FPL Group, Inc. (the "Corporation").

        2.     In accordance with the provisions of Section 607.10025 of the Florida Business Corporation Act, on February 18, 2005, the board of directors of the Corporation approved a division of the Common Stock, $.01 par value, of the Corporation and, in connection therewith, an amendment to the Restated Articles of Incorporation of the Corporation, and no shareholder action was required in accordance with Section 607.10025(2) of the Florida Business Corporation Act.

        3.     The amendment to the Restated Articles of Incorporation of the Corporation being effected hereby does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division exceeding the percentage of authorized shares that were unissued before the division.

        4.     The Common Stock, $.01 par value, is the class of shares subject to the division. Upon the effective date of the division, the 400,000,000 shares of Common Stock, $.01 par value, which the Corporation is authorized to issue prior to the division are to be divided into 800,000,000 shares of Common Stock, $.01 par value, and each share of Common Stock, $.01 par value, issued and outstanding immediately prior to the division shall be divided into two shares of Common Stock, $.01 par value.

        5.     The amendment to the Restated Articles of Incorporation of the Corporation as approved by the board of directors of the Corporation and as effected hereby, is that the text of Section 1 of Article III of the Restated Articles of Incorporation of the Corporation is hereby amended, effective on March 15, 2005, in its entirety to read as follows:

        Section 1.     Authorized Capital Stock.    The aggregate number of shares which the Corporation is authorized to issue is 900,000,000 shares, consisting of 100,000,000 shares of Serial Preferred Stock, $.01 par value, and 800,000,000 shares of Common Stock, $.01 par value.

        6.     The division of the Common Stock, $.01 par value, shall become effective at 5:00 P.M., Eastern Time, on March 15, 2005.

        IN WITNESS WHEREOF, the undersigned duly-authorized officer of the Corporation has executed these Articles of Amendment as of this 10th day of March, 2005.

FPL GROUP, INC.
By: /s/ EDWARD F. TANCER
Edward F. Tancer Vice President and General Counsel

ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION,
AS AMENDED, OF FPL GROUP, INC.
DELETING THE AUTHORIZATION FOR THE
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
FPL GROUP, INC.

        Pursuant to the provisions of Section 607.1002 of the Florida Business Corporation Act, the undersigned corporation hereby submits the following amendment for the purpose of deleting the authorization for its Series A Junior Participating Preferred Stock:

        1.      The name of the corporation is FPL Group, Inc. (the "Corporation").

        2.      The amendment to the Restated Articles of Incorporation, as amended, of the Corporation adopted by the Board of Directors of the Corporation is as follows:

The Restated Articles of Incorporation, as amended, of the Corporation, are amended to delete authorization for the Series A Junior Participating Preferred Stock of the Corporation previously established as a series of its Serial Preferred Stock, $.01 par value.

        3.      No shares of the Series A Junior Participating Preferred Stock of the Corporation have been issued.

        4.      This amendment was duly adopted by the Board of Directors of the Corporation on May 26, 2006 without shareholder action, which action was not required pursuant to Section 607.1002(5) of the Florida Business Corporation Act.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name by the undersigned, thereunto duly authorized, on July 3, 2006.

FPL GROUP, INC.
By:	EDWARD F. TANCER
Edward F. Tancer Vice President & General Counsel